Exhibit 21.1

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List of Subsidiaries at February 10, 2017:	State or Country of Organization:

5.11 ABR Corp.	Delaware
5.11 Acquisition Corp.	Delaware
5.11 TA, Inc.	Delaware
5.11, Inc.	California
5.11 International Coӧperatief U.A.	Dutch Co-Op.
5.11 Tactical de Mexico, S. de R.L. de C.V.	Mexico
5.11 Panama S. de R.L	Panama
AlphaOne Holdings Ltd.	British Virgin Islands
5.11 Sourcing, Limited	Hong Kong
Beyond Clothing, LLC	Delaware

Compass AC Holdings, Inc.	Delaware
Advanced Circuits, Inc.	Colorado
Circuit Board Express LLC	Delaware
Advanced Circuits, Inc.	Arizona
AC Universal Circuits, LLC	Delaware

EBP Lifestyle Brands Holdings, Inc.	Delaware
Ergobaby Europe GmBH	Germany
Ergobaby France SARL	France
ERGO Baby Holding Corporation	Delaware
ERGO Baby Intermediate Holding Corporation	Delaware
The ERGO Baby Carrier, Inc.	Hawaii
Orbit Baby, Inc.	Delaware
EBP Lifestyle Brands UK Limited	United Kingdom
EBP Lifestyle Brands Canada, Inc.	Canada, British Columbia
MLV 99SP. Z.O.O	Poland
New Baby Tula LLC	Delaware

Gable 5, Inc.	Delaware
Liberty Safe Holding Corporation	Delaware
Liberty Safe & Security Products, Inc.	Utah

AMTAC Holdings, LLC	Delaware
AMT Acquisition Corp.	Delaware
Arnold Magnetic Technologies Holdings Corporation	Delaware
Arnold Magnetic Technologies Corporation	Delaware
Flexmag Industries, Inc.	Ohio
The Arnold Engineering Co.	Illinois
Magnetic Technologies Corporation	Delaware
Precision Magnetics LLC	Delaware
Arnold Investments, Ltd.	Delaware
Arnold Magnetic Technologies UK Limited	United Kingdom
Arnold Magnetic Technologies UK Partnership, LP	United Kingdom
Arnold Magnetic Technologies UK, LLC	Delaware
Arnold Magnetic Technologies AG	Switzerland
Precision Magnetics (Ganzhou) Co. Ltd.	China (owns 50%)
Arnold Magnetic Technologies Limited	United Kingdom (owns one ordinary share)
Swift Levick Magnets	United Kingdom
Arnold Magnetics Asia Ltd.	Hong Kong
Jade Magnetics Limited	British Virgin Islands

Exhibit 21.1

Arnold Asia LLC	Delaware
Arnold Magnetics (Shenzhen) Co., Ltd.	China

CEHI Acquisition Corporation	Delaware
Clean Earth Holdings, Inc.	Delaware
Allied Environmental Group, LLC	Delaware
CEI Holding Corporation	Delaware
Clean Earth Dredging Technologies, LLC	Delaware
Clean Earth of Cateret, LLC	Delaware
Clean Earth of New Castle, LLC	Delaware
Clean Earth of North Jersey, Inc.	New Jersey
Clean Earth of Southeast Pennsylvania, LLC	Delaware
Clean Earth of Williamsport, LLC	Delaware
Clean Earth, Inc.	Delaware
Accelerated Remediation Kinetics, LLC	Delaware
Advanced Remediation & Disposal Technologies Of Delaware, LLC	Delaware
Assessment & Remedial Design Technologies, Inc.	Pennsylvania
Carteret Asphalt Corporation	Delaware
Clean Earth Dredging Technologies, LLC	Delaware
Clean Earth Environmental Services, Inc.	Delaware
Clean Earth of Georgia, LLC	Delaware
Clean Earth of Greater Washington, LLC	Delaware
Clean Earth of Maryland, LLC	Delaware
Clean Earth of Philadelphia, LLC	Delaware
Clean Earth Of Southern Florida, LLC	Delaware
Clean Rock Properties, Ltd.	Maryland
Clean Earth of West Virginia, Inc.	Delaware
AES Asset Acquisition Corporation	Delaware
Clean Earth of Alabama, Inc.	Delaware
Real Proprety Acquisition LLC	Delaware

SternoCandleLamp Holdings, Inc.	Delaware
Sterno Products, LLC	Delaware
The Sterno Group LLC	Delaware
1058825 B.C. Ltd.	Canada, British Columbia
NII Northern International Services Inc.	Canada, British Columbia
NII Northern International Trading (Ningbo) Co. Ltd.	Canada, British Columbia

FHF Holdings Ltd.	Canada, British Columbia
Fresh Hemp Foods Ltd. d/b/a Manitoba Harvest	Canada, British Columbia
Manitoba Harvest USA, LLC	Delaware